UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2021 (May 13, 2021)

SAVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-56100	26-468460
(Commission File Number)	(I.R.S. Employer Identification No.)

Kibbutz Alonim, Israel, 3657700

(Address of principal executive offices) (Zip Code)

Tel: (347) 468 9583

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.0001 per share	SVFD	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2021, Save Foods, Inc. (the “Company’), entered into an underwriting agreement (the “Underwriting Agreement”), with ThinkEquity, a division of Fordham Financial Management, Inc., as representative (the “Representative”), of the several underwriters named therein (the “Underwriters”), relating to the Company’s public offering (the “Offering”) of 1,090,909 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $11.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to 163,636 additional shares of Common Stock (the “Option Shares”) at the public offering price of $11.00 per share, less the underwriting discounts and commissions solely to cover over-allotments. The Offering closed on May 18, 2021.

The Shares were offered, issued and sold under a prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to an effective registration statement filed with the SEC on Form S-1 (Registration No. 333-254327) (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Offering, the Company agreed to issue to the Representative five-year warrants (the “Representative’s Warrants”) to purchase up to 54,545 shares of Common Stock. The Representative’s Warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share of Common Stock. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing 180 days from the effective date of the Registration Statement.

The Underwriting Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Company and its officers and directors and certain stockholders have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of the Company’s Common Stock or other securities convertible into or exercisable or exchangeable for shares of its Common Stock for a period of six months after the effective date of the Registration Statement without the prior written consent of the Underwriters.

In addition, pursuant to the Underwriting Agreement, for a period of 36 months from the closing date of the Offering, the Underwriters will have an irrevocable right of first refusal, in its sole discretion, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Underwriters’ sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such 36 month period, on terms customary to the Underwriters. The Underwriters will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The form of Representative’s Warrant is filed as Exhibit 4.2 hereto and is incorporated herein by reference. The foregoing descriptions of the terms of the Underwriting Agreement and Representative’s Warrants are qualified in their entirety by reference to such exhibits.

Item 8.01	Other Events.

On May 13, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On May 18, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, between ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the several underwriters, and Save Foods, Inc.
4.1	Form of Representative’s Warrant
99.1	Press Release dated May 13, 2021
99.2	Press Release dated May 18, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE FOODS, INC.

	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer

Date: May 18, 2021

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